                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

                         [_] Preliminary Proxy Statement

                        [_] Confidential, For Use of the
                        Commission Only (as permitted by
                                Rule 14a-6(e)(2))

                         [X] Definitive Proxy Statement

                       [_] Definitive Additional Materials

     [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                    Dice Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


 (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


 (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


 (5) Total fee paid:

     -------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement no.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                   DICE INC.
                                 3 Park Avenue
                           New York, New York 10016

                                                                 April 26, 2002

Dear Stockholder:

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Dice Inc. to be held on June 14, 2002 at The Kitano New York, 66 Park Avenue, New York, New York in the Murray Hill Room on the 18th Floor beginning at 10:00 A.M. local time.

   The business to be conducted at the meeting includes the following: (1) to elect two persons to the Board of Directors, (2) to consider and vote on a proposal to increase the number of shares of common stock reserved for issuance under Dice's Employee Stock Purchase Plan by 500,000 shares, (3) to consider and vote on a proposal to grant a one-time option to the Chief Executive Officer, (4) to ratify the selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2002 and (5) to transact such other business that may properly come before the meeting and any adjournment thereof. These matters are discussed in more detail in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow.

   We hope that you are planning to attend the Annual Meeting personally, and we look forward to meeting you. Because the vote of each stockholder is of utmost importance, we kindly request that you complete, sign, date and promptly return the enclosed proxy card even if you presently plan to attend the meeting. Alternately, registered stockholders (i.e., stockholders who own their stock in their own names) may vote through the Internet or by telephone by following the instructions set forth on the proxy card. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of Dice, by filing a properly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

                                          Sincerely,


                                          /s/ Scot W. Melland
                                          Scot W. Melland
                                          President and Chief Executive Officer

                                   DICE INC.
                                 3 Park Avenue
                           New York, New York 10016

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on June 14, 2002

   The Annual Meeting of Stockholders of Dice Inc., a Delaware corporation (the "Company"), will be held at The Kitano New York, 66 Park Avenue, New York, New York in the Murray Hill Room on the 18th Floor on June 14, 2002, at 10:00 A.M., local time, for the following purposes:

   (1) To elect two persons to the Board of Directors;

   (2) To consider and vote on a proposal to increase the number of shares of common stock reserved for issuance under the Company's Employee Stock Purchase Plan by 500,000 shares;

   (3) To consider and vote on a proposal to grant a one-time option to the Chief Executive Officer;

   (4) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002; and

   (5) To transact such other business as may properly come before the meeting.

   These items are more fully described in the accompanying Proxy Statement.

   A copy of the Company's Annual Report for the fiscal year ended December 31, 2001, containing consolidated financial statements, is included with this mailing.

   The Board of Directors has fixed the close of business on May 9, 2002, as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose relevant to the Annual Meeting, at the Company's New York City office, 3 Park Avenue, New York, New York, during ordinary business hours, for a period of ten days prior to the Annual Meeting. The officers and directors of Dice cordially invite you to attend the Annual Meeting.

                                          By Order of the Board of Directors


                                          /s/ Brian P. Campbell
                                          Brian P. Campbell
                                          Vice President, General Counsel and
                                          Secretary

New York, New York
April 26, 2002

                            YOUR VOTE IS IMPORTANT

     BECAUSE THE VOTE OF EACH STOCKHOLDER IS OF UTMOST IMPORTANCE, WE KINDLY REQUEST THAT YOU COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD EVEN IF YOU PRESENTLY PLAN TO ATTEND THE MEETING. ALTERNATIVELY, REGISTERED STOCKHOLDERS MAY VOTE THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THEIR PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO DICE OF FURTHER SOLICITATION, WE ASK FOR YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD OR VOTING THROUGH THE INTERNET OR BY TELEPHONE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY FILING A PROPERLY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dice Inc., a Delaware corporation ("Dice" or the "Company"), for use at Dice's Annual Meeting of Stockholders to be held on June 14, 2002 at 10:00 A.M. local time, at The Kitano New York, 66 Park Avenue, New York, New York in the Murray Hill Room on the 18th Floor and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being sent to stockholders entitled to vote at the Annual Meeting on or about May 14, 2002. The mailing address of Dice's principal executive offices is Dice Inc., 3 Park Avenue, New York, New York 10016.

The Proxy

   Michael P. Durney, Constance Melrose and David Jonassen, each an officer of the Company, have been selected by the Board of Directors to be the proxyholders.

   Shares represented by a properly executed, unrevoked proxy or properly voted via the internet or telephonically and received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted as follows:

      FOR the election of the two directors nominated by the Board of Directors;

      FOR approval of the proposal to increase the number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan by 500,000 shares;

      FOR approval of the proposal to grant a one-time option to the Chief Executive Officer;

      FOR the ratification of the selection of Ernst & Young LLP as Dice's independent auditors for the year ending December 31, 2002; and

with respect to any other business that may properly come before the Annual Meeting, at the discretion of the proxyholders. Dice does not presently know of any other such business.

   An executed proxy may be revoked at any time before its exercise by giving written notice to the Secretary of Dice, by filing a properly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

Voting at the Annual Meeting

   The only issued and outstanding voting securities of Dice are its shares of common stock, $.01 par value, of which 10,956,223 shares were outstanding at the close of business on March 31, 2002. Only stockholders of record at the close of business on May 9, 2002 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Each stockholder is entitled to one vote per share on each matter submitted to a vote of the stockholders, including the election of directors. Dice's Bylaws do not provide for cumulative voting by stockholders.

   The election inspector appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. The holders of a majority of Dice's outstanding common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Directors are elected by an affirmative vote of a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to vote. The other matters submitted for stockholder approval at the Annual Meeting will be decided by an affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

   If you hold shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Solicitation

   The expense of soliciting proxies will be borne by Dice. Proxies will be solicited principally through the use of the mail. Directors, officers and regular employees of Dice may also solicit proxies personally or by telephone or special letter without any additional compensation. Dice also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses incurred in forwarding proxy materials to beneficial owners.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of shares of common stock as of March 31, 2002 by (i) each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by Dice to beneficially own more than 5% of such shares, (ii) each of Dice's directors, including the nominees for director, (iii) Dice's Chief Executive Officer and each of its executive officers listed in the "Summary of Executive Compensation" table herein, and
(iv) all directors and executive officers as a group. As of March 31, 2002, there were 10,956,223 issued and outstanding shares of common stock of Dice. Unless otherwise noted, beneficial ownership is direct and the person indicated has sole voting and investment power.

                                                                                    Beneficial Ownership of
                                                                                           Shares(2)
                                                                                    ----------------------
Name and Address of Beneficial Owners (1)(2)                                          Number     Percentage
--------------------------------------------                                         ---------   ----------
Warburg, Pincus Ventures, L.P.(3).................................................. 1,817,093       16.6%
Jack D. Hidary.....................................................................   824,698        7.5%
Murray Hidary......................................................................   814,698        7.4%
Cary Davis(4)...................................................................... 1,817,093       16.6%
Henry Kressel(4)................................................................... 1,817,093       16.6%
Peter A. Derow(5)..................................................................   250,388        2.3%
Scot W. Melland(6).................................................................   214,348        2.0%
Jeremy Davis(7)....................................................................     9,165          *
James M. Citrin(8).................................................................    14,165          *
Michael P. Durney(9)...............................................................   164,744        1.5%
Thomas M. Silver...................................................................    48,979          *
Peter M. Steiner...................................................................    15,000          *
Brian P. Campbell(10)..............................................................    61,002          *
TCS Capital(11)....................................................................   756,200        6.9%
Elliott Associates(12).............................................................   865,659        7.9%
All directors and executive officers as a group (12 Persons) (4)(5)(6)(7)(8)(9)(10) 4,255,280       38.8%

--------
  * Less than 1%
 (1) Unless otherwise noted, the address of each of the persons listed is 3 Park Avenue, New York, New York 10016.

 (2) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. For purposes of this table, a person is deemed to be the beneficial owner of securities that can be acquired within 60 days from March 31, 2002, through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 10,956,223 shares of common stock outstanding as of March 31, 2002.
 (3) The sole general partner of Warburg, Pincus Ventures, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). Warburg, Pincus & Co., LLC, a New York limited liability company ("WPLLC"), manages Warburg. The members of WPLLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of WPLLC and may be deemed to control both WP and WPLLC. WP has a 15% interest in the profits of Warburg as the general partner and also owns approximately 1.5% of the limited partnership interests in Warburg. Henry Kressel, director of Dice, is also Senior Managing Director of WPLLC and Cary Davis, director of Dice, is also Managing Director of WPLLC, and thus each of them may be deemed to have an indirect, pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Warburg and WP. The address for Warburg is 466 Lexington Avenue, New York, New York 10017.
 (4) All of the shares indicated as owned by Dr. Kressel and Mr. C. Davis are owned directly by Warburg and are included because of Dr. Kressel's and Mr. C. Davis' affiliation with Warburg. Dr. Kressel and Mr. C. Davis disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act except to the extent of their indirect pecuniary interests as described in note 3.
 (5) Includes 210,388 shares subject to stock options that are exercisable within 60 days of March 31, 2002.
 (6) Includes 174,348 shares subject to stock options that are exercisable within 60 days of March 31, 2002.
 (7) Includes 9,165 shares subject to stock options that are exercisable within 60 days of March 31, 2002.
 (8) Includes 9,165 shares subject to stock options that are exercisable within 60 days of March 31, 2002.
 (9) Includes 90,625 shares subject to stock options that are exercisable within 60 days of March 31, 2002.
(10) Includes 47,812 shares subject to stock options that are exercisable within 60 days of March 31, 2002.
(11) This information is based on a Schedule 13G filed by Eric Semler and TCS Capital. The address for Mr. Semler is 350 Park Avenue, New York, NY 10022
(12) This information is based on a Schedule 13G filed by Elliott Associates, LP, and its wholly-owned subsidiaries Elliott International, L.P. and Elliott International Capital Advisors Inc. (collectively "Elliott Associates"). Elliott Associates owns 7,500 shares of common stock and $33,554,000 aggregate principal amount of the Company's 7% Convertible Subordinated Notes due 2005 (the "Notes"), which are convertible into 858,159 shares of common stock within 60 days of March 31, 2002. The beneficial ownership amount disclosed assumes the conversion of such Notes at a conversion price of $39.10 per share into 858,159 shares of common stock pursuant to the terms of the Notes. The address for Elliott Associates is 712 Fifth Avenue, 36th Floor, New York, New York 10019.

                                  MANAGEMENT

Directors and Executive Officers

   The following table sets forth the names, ages and positions of all directors and executive officers of Dice, including the nominees. A summary of the background and experience of each of these individuals is set forth after the table.

Name                    Age                       Position(s)
----                    --- -------------------------------------------------------
Jack D. Hidary(3)...... 33  Chairman of the Board of Directors
Peter A. Derow(1)(2)(3) 61  Vice Chairman of the Board of Directors and Nominee
                            for Director
Scot W. Melland (3).... 39  President, Chief Executive Officer and Nominee for
                            Director
Michael P. Durney...... 39  Senior Vice President, Finance, Chief Financial Officer
                            and Treasurer
Thomas M. Silver....... 42  Senior Vice President, Marketing & Customer Service
Peter M. Steiner....... 43  Senior Vice President, Sales
Brian P. Campbell...... 37  Vice President, General Counsel and Secretary
Cary Davis(2).......... 35  Director
Murray Hidary(3)....... 30  Director
Henry Kressel(1)(3).... 67  Director
James M. Citrin(1)(2).. 42  Director
Jeremy Davis(1)(2)..... 47  Director

--------
(1) Member of the Compensation Committee of the Board of Directors.
(2) Member of the Audit Committee of the Board of Directors.
(3) Member of the Nominating Committee of the Board of Directors.

   Messrs. Jack D. Hidary and Murray Hidary are brothers. There are no other family relationships among the directors, director nominees or executive officers of Dice.

   Dice's Bylaws and Restated Certificate of Incorporation provide for the Board of Directors to be divided into three classes, with each class to be as nearly equal in the number of directors as possible. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that time are elected to hold office for a term of three years until their respective successors are elected and qualified, so that the term of one class of directors expires at each such annual meeting. Under the terms of Dice's Restated Certificate of Incorporation and Bylaws, the terms of office expire as follows: Mr. Derow, 2002; Mr. Melland, 2002; Mr. Murray Hidary, 2003; Mr. C. Davis, 2003; Mr. J. Davis, 2003; Mr. Citrin, 2004; Dr. Kressel, 2004; and
Mr. Jack Hidary, 2004.

   Jack D. Hidary has served as Chairman of the Board of Directors since January 2001. He served as the President, Chief Executive Officer and a director of Dice from April 1996 until January 2001 and co-managed its predecessors from January 1995. Mr. Hidary is a co-founder of Dice. From November 1991 to July 1994, Mr. Hidary served as a Stanley Fellow in Clinical Neuroscience at the National Institutes of Health, where he helped establish a digital brain imaging laboratory making use of the Internet, neural network and other advanced technologies. Prior to this fellowship, Mr. Hidary helped build ColumbiaNet, the online service of Columbia University, where he also studied Philosophy and Neuroscience.

   Peter A. Derow has been Vice Chairman of the Board of Directors since April 23, 2001 and has been a director of Dice since May 1999. He served as President and Chief Executive Officer from January 2001 through April 23, 2001. Prior to joining Dice, Mr. Derow served as President and Chief Executive Officer of Institutional

Investor, Inc., a wholly owned subsidiary of Capital Cities/ABC and later The Walt Disney Company, from 1988 until his retirement in 1997. Earlier, Mr. Derow served as Chairman and President of Newsweek, Director of The Washington Post Company, President of CBS Publishing Group, and Senior Vice President and Director of CBS, Inc. He currently serves on the Boards of Directors of CACI, Inc. (member of Audit Committee), Moore Medical, Inc., GlobalSpec, Inc., Mediamap, Inc., 101 Communications, Inc. and Netscan, Inc. Mr. Derow holds a B.A. degree from Harvard College and an M.B.A. from Harvard University's Graduate School of Business Administration.

   Scot W. Melland joined Dice as President and Chief Executive Officer, effective April 23, 2001. Prior to joining the Company, he served as President and Chief Executive Officer of Vcommerce Corporation since 1999. From 1996 to 1999, he was Senior Vice President-Interactive Services for Cendant Corporation. Previously, Mr. Melland served as Vice President, Investments and Alliances for Ameritech Development Corp. Mr. Melland began his career as a consultant, joining McKinsey & Company in 1985. Mr. Melland holds a B.S. in economics from the University of Pennsylvania and an M.B.A. from Harvard University's Graduate School of Business Administration.

   Michael P. Durney has been Senior Vice President, Finance and Chief Financial Officer since June 1, 2000 and, since July, 2000, has also been the Company's Treasurer. Prior to joining Dice, Mr. Durney held the position of Vice President and Controller of USA Networks, Inc. from March 1998 to May 2000; Chief Financial Officer of Newport Media, Inc. from 1996 to 1998; Executive Vice President of Finance of Hallmark Entertainment, Inc. from 1994 to 1996; and Vice President, Controller of Univision Television Group from 1989 to 1994. Mr. Durney started his finance career at the accounting firm of Arthur Young & Company. Mr. Durney holds a B.S. degree in Accounting from the State University of New York at Oswego, and is a Certified Public Accountant.

   Thomas M. Silver has been Senior Vice President of Marketing since joining the Company in July 2001. Previously, Mr. Silver was Senior Vice President of Marketing at Bowne & Co. from 1998 to 2001 where he oversaw the expansion of that company's global internet consulting division. From January 1988 through March 1998, Mr. Silver held various management positions including Vice President of Marketing and Sales, Vice President of Business Travel Operations and Vice President of Product Development and Communication at American Express. Mr. Silver is a graduate of Cornell University and holds an M.B.A. from New York University School of Business.

   Peter M. Steiner, Jr. has been Senior Vice President of Sales since joining the Company in August 2001. Prior to joining the Company, Mr. Steiner served as Executive Vice President at LavaStorm where he focused on sales and operations. From 1995 to 1999, Mr. Steiner was Senior Vice President of Sales at Monster.com where he launched and built that company's sales organization and strategy, including inside sales, field sales and alliance teams. Prior to joining Monster.com, Mr. Steiner spent fifteen years in the technology industry, including eleven years in sales and sales management at Hewlett Packard. Mr. Steiner holds a B.S. in psychology and business from Juniata College.

   Brian P. Campbell has been the Vice President, General Counsel and Secretary of Dice since January 2000. Prior to joining Dice, Mr. Campbell was Vice President, General Counsel and Secretary of CMP Media Inc. and Miller Freeman, Inc. Prior to joining CMP in 1995, Mr. Campbell was an attorney in the corporate department of Mudge Rose Guthrie Alexander & Ferdon since 1988. Mr. Campbell received a J.D. from St. John's University School of Law and a B.A. from the University of Virginia.

   Cary Davis has been a director of Dice since February 1998. Mr. Davis has served with Warburg Pincus, LLC, an investment firm, since October 1994 and has been a Managing Director since January 1999. From August 1992 to September 1994, Mr. Davis was employed by Dell Computer Corporation, where his last position was Manager of Worldwide Desktop Marketing. Mr. Davis also serves as a director of Evolve Software and several private companies. Mr. Davis holds a B.A. from Yale University and an M.B.A. from Harvard University's Graduate School of Business Administration.

   Murray Hidary has been a director of Dice since April 1996. He was the Executive Vice President from April 1996 until January 2001, as well as Treasurer from April 1996 until July 2000, and co-managed its predecessors since January 1995. Mr. Hidary is a co-founder of Dice. Mr. Hidary studied Music and Composition at New York University.

   Henry Kressel has been a director of Dice since October 1996. Dr. Kressel has served with Warburg Pincus, LLC since 1983 and has been a Senior Managing Director since 2000. Prior to 1983, Dr. Kressel was Staff Vice President for research and development in solid-state technology at the RCA Corporation. Dr. Kressel also serves as a director of SynQuest Inc., a supply chain management software company. Dr. Kressel received a B.A. from Yeshiva University, a Masters in Applied Physics from Harvard University, a Ph.D. in Engineering from the University of Pennsylvania and an M.B.A. from The Wharton School of Business at the University of Pennsylvania.

   James M. Citrin has been a director of Dice since June 2001. Mr. Citrin is a Managing Director of Spencer Stuart Inc., a leading provider of top-level executive search and recruitment services. He also serves as Chairman of Spencer Stuart Talent Network, the firm's middle management Internet recruiting operation. Prior to 1994 when he joined Spencer Stuart, Mr. Citrin was director of corporate planning at The Reader's Digest Association. Prior to that, Mr. Citrin spent five years with McKinsey & Company. Earlier, he was an associate with Goldman, Sachs & Company and spent three years as a financial analyst with Morgan, Stanley & Co. Mr. Citrin is a member of the Advisory Boards of Maveron Equity Partners and ClubMom, Inc., and serves as a member of the Vassar Board of Trustees. He received a B.A. in economics from Vassar College and earned an M.B.A. from Harvard University's Graduate School of Business Administration.

   Jeremy Davis has been a director of Dice since June 2001. Mr. Davis is Chairman of ProActivity, Inc., a provider of business process solutions. He is also Chairman of Supply Science, Inc. From 1999 to 2000, Mr. Davis was President & Chief Executive Officer of InterWorld Corp. From 1997 to 1999, he was President and Chief Executive Officer of InConcert, Inc. Mr. Davis served as President & Chief Executive Officer of Business Matters, Inc. from 1995 to 1996. Mr. Davis joined Dun & Bradstreet Corporation in 1990, serving as President of two of its subsidiary companies through 1995: Erisco, Inc. and Sales Technologies Inc. In the 1980's, Mr. Davis held positions of increasing responsibility at McDonnell Douglas Automation Company and was a founding partner of Vanguard International Management Systems, Inc., an international consulting firm for high technology companies. He also serves on the Board of Directors of Q Optics Inc. He holds an M.B.A. in International Business from the University of Missouri.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   At the Annual Meeting, two individuals will be elected as directors for three-year terms and until their successors are elected and qualified. The Board of Directors has nominated Peter A. Derow and Scot Melland for re-election at the Annual Meeting and they would serve as directors for three-year terms. The Board of Directors knows of no reason why any of the nominees should be unable or unwilling to serve, but if one or more of the nominees should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other nominee or nominees to the office of director as the Board of Directors may recommend.

   The affirmative vote of a plurality of the shares of common stock represented and voted at the meeting is required for the election of each of the listed nominees for Director.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS.

   The proxies given to the proxyholders will be voted or not voted as indicated in accordance with the terms of the proxy card, and if no direction is given, will be voted FOR approval of the nominees.

Compensation of Directors

   Since June 2001, Dice has paid directors of Dice who are not also employees of Dice an annual fee of $15,000 and granted each new non-employee director options to purchase 30,000 shares of common stock which vest over three years. Prior to June 2001, Dice did not pay any director's fees. Until June 2001, Dice did not have any formal program to grant options to its directors. However, during 1999 and 2000, Peter A. Derow was granted options to purchase 20,000 shares and 40,000 shares, respectively, of common stock under the 1998 Stock Incentive Plan. In addition, on February 7, 2001, Mr. Derow, in his capacity as President and Chief Executive Officer of the Company, was granted options to purchase 393,303 shares of common stock of the Company. On December 7, 2001, Mr. Derow, in his capacity as Vice Chairman of the Board of Directors of the Company was granted options to purchase 200,000 shares of common stock of the Company. Directors who are also employees of Dice receive no additional compensation for their service as directors of Dice.

Indemnification

   The General Corporation Law of the State of Delaware provides that a corporation may indemnify its directors and officers for certain liabilities. Dice's Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers. The effect of such provisions is to indemnify to the fullest extent permitted by law the directors and officers of Dice against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Dice. Dice maintains directors and officers liability insurance.

Committees of the Board

   The Board of Directors has established an Audit Committee, the members of which are James A. Citrin, Cary Davis, Jeremy Davis and Peter A. Derow (Chairman); a Compensation Committee, the members of which are James A. Citrin (Chairman), Jeremy Davis, Peter A. Derow and Henry Kressel; and a Nominating Committee, the members of which are Peter A. Derow, Jack Hidary (Chairman), Murray Hidary, Henry Kressel and Scot Melland.

Attendance at Board and Committee Meetings

   During the fiscal year ended December 31, 2001, the Board of Directors met a total of seven times--six times with all directors being present in person or via telephone and once when Dr. Kressel was not able to attend. The Board of Directors also acted by unanimous written consent three times. The Audit Committee met a total of five times--four times with all committee members being present and once when Mr. Cary Davis was not able to attend. The Audit Committee also acted once by unanimous written consent. The Compensation Committee met a total of four times--three times with all committee members being present and once when Dr. Kressel was not able to attend. The Compensation Committee also acted by unanimous written consent seven times during the fiscal year ended December 31, 2001. The Nominating Committee was established in June 2001 and did not meet during the fiscal year ended December 31, 2001.

The Audit Committee

   The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of Dice and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of Dice, the financial reporting process, audit practices and the professional services furnished by the independent auditors.

                            AUDIT COMMITTEE REPORT

   The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

   Upon the recommendation of the Audit Committee and in compliance with Nasdaq rules, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter is set forth in Appendix A to this proxy statement. Messrs. Citrin, C. Davis and J. Davis are directors who are independent under Nasdaq listing standards. Although Mr. Derow served as President and Chief Executive Officer of the Company from January 29, 2001 through April 23, 2001, the Board of Directors of the Company appointed Mr. Derow to the Audit Committee on June 13, 2001 after determining that such appointment was in the best interests of the Company and its stockholders. In addition in accordance with the regulations of the Securities and Exchange Commission (the "SEC"), the Audit Committee has issued the following report.

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and amended the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with Ernst & Young LLP, the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles. The Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 (Codification of Statements on Auditing Standards). The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee also has discussed the independence of Ernst & Young LLP with that firm.

   The Committee discussed with the Company's independent auditors the overall scope and plans for its audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings and acted once by unanimous written consent during fiscal 2001.

   Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002.

Peter A. Derow, Chairman
James A. Citrin
Cary Davis
Jeremy Davis

The Compensation Committee

   The Compensation Committee is responsible for overseeing administration of the Company's compensation policies and practices, including reviewing and approving all compensation arrangments for officers of Dice, and is also responsible for administering, or making recommendations with respect to, Dice's stock plans.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary of Executive Compensation

   The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to Dice during the years ended December 31, 2001, 2000 and 1999 for: (1) the three individuals who served as the Chief Executive Officer of Dice at different times during 2001, and (2) the four other most highly compensated executive officers of Dice who were serving as executive officers at December 31, 2001 (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                                                                     Long Term
                                                  Annual Compensation           Compensation Awards
                                           -------------------------------    ---------------------
                                                                    Other                  Securities
                                                                    Annual    Restricted   Underlying   All Other
                                      Year  Salary   Bonus       Compensation   Stock       Options    Compensation
                                      ---- -------- --------     ------------ ----------   ----------  ------------
Scot W. Melland(1)................... 2001 $210,385 $159,000(2)         --          --      697,391(3)         --
President and Chief Executive Officer

Peter A. Derow(4).................... 2001 $ 71,731       --            --          --      593,303            --
Former President & Chief Executive
 Officer

Jack D. Hidary(5).................... 2001 $ 17,917       --        $  254(6)       --           --      $199,464(7)
Former President & Chief Executive    2000  215,000 $ 53,750(8)         --          --      260,000            --
 Officer                              1999  175,000   99,000(9)         --          --           --            --

Michael P. Durney.................... 2001 $230,741 $124,000(10)    $3,047(6)       --      140,000            --
Sr. Vice President, Finance and CFO   2000  141,921   39,750(8)         --      40,000(11)  125,000            --

Thomas M. Silver(12)................. 2001 $103,366 $ 54,500(2)     $1,418(6)       --      150,000            --
Sr. Vice President, Marketing and
 Customer Service

Peter M. Steiner (13)................ 2001 $ 76,923 $ 57,000(2)         --          --       75,000            --
Sr. Vice President, Sales

Brian P. Campbell.................... 2001 $218,818 $ 50,000(2)     $3,047(6)       --       85,000            --
Vice President, General Counsel and   2000  177,757   56,063(8)         --          --       60,000            --
 Corporate Secretary

--------
 (1) Mr. Melland commenced employment with the Company on April 12, 2001.
 (2) Represents bonus earned in 2001, which was paid in 2002.
 (3) The Compensation Committee has approved, subject to stockholder approval, the grant of options to purchase an additional 350,000 shares of common stock to Mr. Melland. The grant of such additional options is being submitted to the stockholders for consideration and approval under Proposal Three in this Proxy and will not be effective unless and until the stockholders approve such proposal. For all purposes in this Proxy, the 350,000 options are not included in calculating options granted.
 (4) Mr. Derow commenced employment with the Company on January 29, 2001 and resigned effective April 23, 2001.
 (5) Mr. J. Hidary resigned effective January 26, 2001.
 (6) Represents Company-match component of 401(k) Plan.
 (7) Represents payments made during 2001 pursuant to separation agreement.
 (8) Represents bonuses earned in 2000, a portion of which were paid in 2001.
 (9) Represents bonuses earned in 1999, a portion of which were paid in 2000.
(10) Represents bonuses earned in 2001, a portion of which were paid in 2002.
(11) As an inducement to Mr. Durney's employment with the Company, the Company granted Mr. Durney 40,000 shares of restricted stock as follows: (i) 20,000 shares vesting over a three year period, with one-third of such shares vesting on each of the first three anniversaries of the grant date, and (ii) 20,000 shares vesting over a six-year period, with one-sixth of such shares vesting on each of the first six anniversaries of the grant date. The value of the restricted stock award at the end of fiscal year 2001 is $72,000, based on the closing price of the stock on December 31, 2001.
(12) Mr. Silver commenced employment with the Company on July 9, 2001.
(13) Mr. Steiner commenced employment with the Company on August 15, 2001.

Summary of Option Grants

   The following table sets forth information regarding stock options granted by Dice pursuant to the Dice Inc. 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan") during the fiscal year ended December 31, 2001 to each of the Named Executive Officers. Dice has never granted stock appreciation rights.





                                             Option Grants in Last Fiscal Year           Potential Realized
                                      ------------------------------------------------    Value at Assumed
                           Number of                                                   Annual Rates of Stock
                          Securities  Percent of Total Options Exercise or             Price Appreciation for
                          Underlying    Granted to Employees    Base Price                 Option Term(4)
                            Options     in Fiscal Year Ended    Per Share   Expiration ----------------------
          Name            Granted (1)   December 31, 2001(2)   ($/Share)(3)    Date         5%        10%
          ----            ----------- ------------------------ ------------ ---------- ----------  ----------
Scot W. Melland(5).......   600,000             20.6%             $2.43      04/12/11  $  916,928  $2,323,677
                             97,391              3.3%             $2.43      04/12/11  $  148,834  $  377,175

Peter A. Derow...........   393,303             13.5%             $5.63      02/07/11  $1,391,322  $3,525,883
                            200,000              6.9%             $0.97      12/07/11  $  122,006  $  309,186

Michael P. Durney........    40,000              1.4%             $4.50      02/22/11  $  113,201  $  286,874
                            100,000              3.4%             $0.88      08/13/11  $   55,343  $  140,249

Thomas M. Silver.........   100,000              3.4%             $2.19      07/10/11  $  137,728  $  349,030
                             25,000              0.9%             $0.88      08/13/11  $   13,836  $   35,062
                             25,000              0.9%             $1.65      09/17/11  $   25,942  $   65,742

Peter M. Steiner.........    75,000              2.6%             $0.71      08/13/11  $   33,489  $   84,867

Brian P. Campbell........    25,000              0.9%             $4.50      02/22/11  $   70,751  $  179,296
                             60,000              2.1%             $0.88      08/13/11  $   33,206  $   84,150

--------
(1) The options were granted under the 1998 Stock Incentive Plan. Unless otherwise noted, the options vest over a four-year period, with 25% of the number of options granted vesting on the first anniversary of the grant date and 6.25% of the number of options granted vesting quarterly thereafter. For any subsequent grants, the options vest 6.25% on a quarterly basis after the first anniversary of the initial grant.
(2) Based on an aggregate of 2,919,019 options granted to employees in the year ended December 31, 2001, including options granted to Named Executive Officers.
(3) The exercise price per share of each option was equal to the fair market value of the common stock on the date preceding the date of the grant, based on the closing price for the common stock as reported on the Nasdaq National Market.
(4) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the common stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall market conditions, as well as the optionee's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and are before any taxes associated with exercise.
(5) The Compensation Committee has approved, subject to stockholder approval, the grant of options to purchase an additional 350,000 shares of common stock to Mr. Melland. The grant of such additional options is being submitted to the stockholders for consideration and approval under Proposal Three in this Proxy and will not be effective unless and until the stockholders approve such proposal. For all purposes in this Proxy, the 350,000 options are not included in calculating options granted.

Summary of Options Exercised

   The following table sets forth information concerning options exercised by any Named Executive Officer during the fiscal year ended December 31, 2001 and unexercised options held by the Named Executive Officers as of December 31, 2001. The values of unexercised in-the-money options represent the positive spread between the respective exercise prices of outstanding stock options and the last reported sale price of the common stock as quoted on the Nasdaq National Market System on December 31, 2001 of $1.80 per share.

                                                    Aggregate Option Exercises in Last Fiscal Year
                                                           And Fiscal Year-End Option Values
                                                 -----------------------------------------------------
                                                    Number of Securities        Value of Unexercised
                                                   Underlying Unexercised           In-the-Money
                                                 Options at Fiscal Year End  Options At Fiscal Year End
                                                 --------------------------  --------------------------
                              Shares
                             Acquired    Value
           Name             On Exercise Realized Exercisable   Unexercisable Exercisable  Unexercisable
           ----             ----------- -------- -----------   ------------- -----------  -------------
Scot W. Melland............     --         --           --        697,391          --             --
Peter A. Derow.............     --         --      137,013        519,053          --       $166,000
Jack D. Hidary.............     --         --       98,125             --          --             --
Michael P. Durney..........     --         --       50,000        215,000      $5,750       $ 86,250
Thomas M. Silver...........     --         --           --        150,000      $   --       $ 26,750
Peter M. Steiner...........     --         --           --         75,000      $   --       $ 81,750
Brian P. Campbell..........     --         --       25,000        120,000      $3,450       $ 51,750

Employment Agreements

   Dice has entered into employment agreements with Scot W. Melland, President and Chief Executive Officer, Michael P. Durney, Senior Vice President, Finance and Chief Financial Officer, Thomas M. Silver, Senior Vice President of Marketing and Customer Service, Peter M. Steiner, Senior Vice President of Sales, and Brian P. Campbell, Vice President, General Counsel and Secretary. These employment contracts provide for base salaries ranging from $200,000 to $300,000 and bonuses based on both individual and overall Dice performance measures. The material terms of these employment agreements are: (1) if any executive is terminated without cause, he will receive severance pay of between six and twelve months; and (2) during the term of the agreement and for a period of up to three years thereafter, the executive is prohibited from competing with Dice.

Change of Control Protections

   The employment agreements also provide that if there is a termination, without cause or for good reason, within twelve months of a change of control, the employee is entitled to (i) a lump-sum severance payment equal to his then current salary and his most recent annual bonus, (ii) immediate acceleration of all unvested stock options and (iii) medical and dental benefits for one year. Mr. Durney is also eligible for additional vesting under restricted stock award grants made to him. The employment agreements also provide for a "gross-up" payment to be made to the employee to offset the imposition of any golden parachute excise taxes which might otherwise be payable by the employee.

Resignation and Separation Agreements

   On January 26, 2001, Mr. Jack Hidary tendered his resignation to the Board of Directors. Mr. Jack Hidary entered into a Resignation Agreement with the Company that provides for the Company to make separation payments to him equal to his then-current salary of $215,000 for the period through February 26, 2003, plus the unpaid portion of his bonus for 2000. The continued payment of such base salary is contingent upon Mr. Jack Hidary's not disclosing Dice's confidential information or competing with the business of Dice.

Compensation Committee Interlocks and Insider Participation

   In June 2001, Messrs. James A. Citrin, Jeremy Davis, Peter A. Derow and Henry Kressel were appointed as members of the Compensation Committee and continue to serve on the Committee. Except for Mr. Derow, who served as President and Chief Executive Officer of the Company from January through April 2001, the remaining members of the Compensation Committee are non-employee directors.

   From January through June 2001, Messrs. Cary Davis, Jack Hidary and Henry Kressel served as members of the Compensation Committee. Except for Mr. Jack Hidary, who served as President and Chief Executive Officer of the Company until January 2001, the remaining members of the Compensation Committee were non-employee directors.

   Dr. Kressel has served with Warburg Pincus LLC since 1983 and has been a Senior Managing Director since 2000. Mr. Cary Davis has served with Warburg Pincus LLC since 1994 and has been a Managing Director since 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires that Dice's executive officers and directors, and any persons holding more than 10 percent of the common stock, file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the SEC. Such reporting persons are also required by the SEC rules to furnish Dice with copies of all Section 16(a) reports they file. Based solely on its review of the Forms 3, 4 and 5 and any amendments thereto filed by such reporting persons, as well as written representations from certain reporting persons that no Forms 5 are required, Dice believes that, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to such reporting persons were complied with pursuant to the SEC rules, with the following exception: Mr. David Jonassen, the Chief Accounting Officer of the Company, was late in filing both a Form 3 when he was appointed an executive officer of the Company on July 28, 2000 and a Form 5 for the year ended December 31, 2000 as required by Rule 16a-3 of the Exchange Act. The disclosure required to be made by these two filings, in addition to the disclosure required for the year ended December 31, 2001, was made pursuant to a Form 5 filed on February 11, 2002.

1996 Amended and Restated Stock Plan

   The 1996 Amended and Restated Stock Plan (as amended to date, the "1996 Stock Plan") was adopted by the Board of Directors of Dice in October 1996 and was subsequently ratified by the stockholders of Dice. The 1996 Stock Plan provides for the grant of incentive stock options and non-qualified stock options. The 1996 Stock Plan also provides for the issuance of stock appreciation rights and restricted stock. Directors, employees and consultants of Dice are eligible to receive grants under the 1996 Stock Plan. The 1996 Stock Plan authorized 525,000 shares of common stock for issuance, subject to adjustment as set forth in the 1996 Stock Plan. As of March 31, 2002, options relating to 38,074 shares of common stock were outstanding under the 1996 Stock Plan. Dice has ceased granting additional options pursuant to the 1996 Stock Plan.

1998 Stock Incentive Plan

   Dice's 1998 Stock Incentive Plan was adopted by the Board of Directors in November 1998 and has been approved by Dice's stockholders. In accordance with the terms of the 1998 Stock Incentive Plan as amended in 2000 (as approved by Dice's Board of Directors and stockholders), starting in 2001, the number of shares of common stock reserved for issuance increases annually by a number equal to four percent (4%) of the total number of shares of common stock then outstanding on the first day of the Company's fiscal year or a lesser number of shares as determined by the plan administrator. Accordingly, an additional 416,000 and 429,039 shares of common stock were reserved for issuance under the 1998 Stock Incentive Plan in January 2001 and January 2002, respectively. As of March 31, 2002, the total number of shares of common stock reserved for issuance under the 1998 Stock Incentive Plan was 4,616,393, of which options on 57,220 shares have been exercised and options relating to 3,216,518 shares remained outstanding.

1998 Employee Stock Purchase Plan

   Dice's 1998 Employee Stock Purchase Plan is described in Proposal Two.

401(k) Plan

   Dice maintains two 401(k) retirement savings plans (the "401(k) Plans"). All employees of Dice and its subsidiaries, meeting certain minimum eligibility requirements are eligible to participate in the 401(k) Plans. The 401(k) Plans generally provide that the employee may contribute up to 20% of his or her pre-tax gross compensation (but not greater than a statutorily prescribed annual limit). The 401(k) Plans permit additional contributions to the 401(k) Plans by Dice. All amounts contributed by the employee participants in conformity with plan requirements and earnings on such contributions are fully vested at all times. For the year ended December 31, 2001, Dice contributed $297,000 to the 401(k) Plans.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Dice's executive compensation program has been administered by the Compensation Committee of the Board of Directors since August 1, 1998. Prior to August 1, 1998, compensation decisions and grants of stock options were made by the Board of Directors. The current members of the Compensation Committee are Mr. Citrin (Chairman), Mr. J. Davis, Mr. Derow and Dr. Kressel, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

General Compensation Philosophy

   The role of the Compensation Committee is to review and administer all compensation arrangements for officers of Dice (including all of the Named Executive Officers), and to be responsible for administering or making recommendations with respect to Dice's stock plans. Dice's compensation philosophy for officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables Dice to attract, motivate, reward and retain key executives and employees. Dice uses salaries, bonuses and stock options to meet these goals.

                            EXECUTIVE COMPENSATION

   Base Salary. Salaries for executive officers for 2001 were generally determined by the Board of Directors or Compensation Committee on an individual basis. For 2002, the Compensation Committee reviewed the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

   Annual Incentive Awards. Dice's executive officers are eligible for cash bonus awards. Awards under this program are based on individual performance objectives and on the attainment of specific company performance measures established by the Compensation Committee each year. Awards under this program for 2001 were determined by the Compensation Committee of the Board of Directors.

   Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of Dice's stockholders and encourages executives to remain in Dice's employ. Dice grants stock options in accordance with the 1998 Stock Incentive Plan and previously granted stock options in accordance with the 1996 Stock Plan. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of Dice's financial and strategic objectives, and industry practices and norms.

Chief Executive Officer Compensation

   For 2001, the Compensation Committee authorized Mr. Jack D. Hidary's annual base salary of $215,000. Mr. Jack D. Hidary resigned from his position as President and Chief Executive Officer effective January 26,

2001. The Compensation Committee authorized Mr. Derow's annual base salary of $300,000, of which on a pro rated basis he earned $71,731 between January 29, 2001 and April 23, 2001. On February 7, 2001, Mr. Derow was granted options to purchase 393,303 shares of common stock of the Company at a grant price of $5.625 per share, vesting monthly over a three-year period. The Compensation Committee has authorized the continued vesting of Mr. Derow's option grant after Mr. Derow's resignation as President and Chief Executive Officer. On December 7, 2001, the Compensation Committee granted Mr. Derow, in his capacity as Vice Chairman of the Board of Directors of the Company, options to purchase 200,000 shares of common stock of the Company at a grant price of $0.97 per share, vesting over a four-year period.

   Mr. Scot W. Melland was appointed President and Chief Executive Officer effective April 23, 2001. The Compensation Committee authorized Mr. Melland's annual base salary of $300,000. At the time of his employment, Mr. Melland was granted options to purchase 697,391 shares of common stock of the Company at an exercise price of $2.43 per share, the closing price of the Company's common stock on the day immediately preceding the date of grant. The options vest over a period of four years and are exercisable until the tenth anniversary of the date of grant. On December 7, 2001, the Compensation Committee approved a one-time grant to Mr. Melland of additional stock options to purchase 350,000 shares of common stock of the Company. This grant is conditioned upon approval of the Company's stockholders. The options were granted at an exercise price of $0.97 per share, the closing price of the Company's common stock on the day immediately preceding the date of grant. The options granted in December otherwise have the same terms and conditions as the options granted to Mr. Melland in April. In 2001, pursuant to the terms of his employment agreement, Mr. Melland was awarded a bonus of $159,000, which was paid in 2002.

   The Compensation Committee has sought to create a compensation arrangement for Mr. Melland which is equitable in relation to the fair value of compensation packages offered to chief executive officers in the career solutions industry specifically and other companies of similar size to the Company in the internet industry generally.

   In arriving at the number of options to be granted to Mr. Melland upon employment the Compensation Committee relied on the estimate of a competitive total compensation package for a newly hired chief executive officer of an internet company of similar size. In approving the conditional grant to Mr. Melland in December 2001, the Compensation Committee considered the fall in price of the Company's common stock and its effect on the value of the stock options granted to Mr. Melland in April and the need to provide additional incentive to Mr. Melland both to remain with the Company and to drive the Company's business. The Company believes that Mr. Melland's compensation arrangement reflects the executive compensation philosophy of the Company to align management and stockholder long-term interest through equity-based compensation.

Internal Revenue Code Section 162(m) Limitation

   Section 162(m) of the Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the 1996 Stock Plan and the 1998 Stock Incentive Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of Dice or its stockholders.

                                          COMPENSATION COMMITTEE

                                          James A. Citrin, Chairman
                                          Jeremy Davis
                                          Peter A. Derow
                                          Dr. Henry Kressel

Other Reportable Transactions

   On January 26, 2001, Mr. Murray Hidary, the brother of Mr. Jack Hidary, tendered his resignation to the Board of Directors. Mr. Murray Hidary entered into a Resignation Agreement with the Company that provides for the Company to make severance payments to him equal to his then-current salary of $215,000 for the period through February 26, 2003, plus the unpaid portion of his bonus for 2000. The continued payment of such base salary is contingent upon Mr. Murray Hidary's not disclosing Dice's confidential information or competing with the business of Dice.

                         DICE STOCK PRICE PERFORMANCE

   The following performance graph assumes an investment of $100 on December 31, 1998 and compares the change to December 31, 2001 in the market prices of the common stock with a broad market index (Nasdaq Stock Market--U.S.) and an industry index (JP Morgan H & Q Internet 100 Index). Dice paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates. The comparisons provided in this graph are not intended to be indicative of possible future performance of Dice's common stock.

                                  [LINE CHART]

DICE INC

                                                                       Cumulative Total Return
                                                --------------------------------------------------------
                                                  11/11/98       12/98      12/99      12/00      12/01

DICE INC.                                          100.00       277.68     359.38      52.68      12.86
NASDAQ STOCK MARKET (U.S.)                         100.00       118.12     219.50     132.03     104.76
JP MORGAN H & Q INTERNET 100                       100.00       140.16     485.98     186.99     120.32



   The foregoing report of the Compensation Committee of the Board of Directors on executive compensation and the performance graph that appears immediately above shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act, or incorporated by reference in any document so filed.

                                 PROPOSAL TWO

AMENDMENT TO DICE'S 1998 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF
        SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

   Dice's 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") provides its eligible employees and those of its participating subsidiaries with the opportunity to purchase shares of Dice's common stock through convenient payroll deductions. The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide employees at all levels with an opportunity for equity participation through the Stock Purchase Plan. As of March 31, 2002, approximately 54% of eligible employees are participating in the Stock Purchase Plan and 285,296 shares of common stock remain available for purchase pursuant to the Stock Purchase Plan. Management believes there may not be enough shares to meet anticipated employee demand, as the lower price of the Company's stock during the past year requires a greater number of shares to satisfy enrollment requirements. Therefore, the Board of Directors has adopted an amendment to Dice's Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by an additional 500,000 shares from 777,915 to 1,277,915, subject to approval of our stockholders at the Annual Meeting.

   The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of Proposal Two.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO DICE'S 1998 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

   The persons designated in the enclosed proxy will vote your shares FOR adoption of this proposal unless instructions to the contrary are indicated in accordance with the terms of the proxy card.

   Dice's Stock Purchase Plan was approved by the Board of Directors in November 1998 and has been approved by Dice's stockholders. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, in order to provide employees of Dice with an opportunity to purchase common stock through payroll deductions. An aggregate of 159,000 shares of common stock was initially reserved for issuance under the Stock Purchase Plan and available for purchase thereunder, which amount is increased annually on the first day of Dice's fiscal year, beginning in 2000, equal to the least of (1) 400,000 shares, (2) two percent of the outstanding shares on such date or (3) a lesser number of shares determined by the Compensation Committee, subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or the capital structure of Dice. Accordingly, as of January 2000 and January 2001, an additional 196,354 and 208,041 shares of common stock, respectively, were reserved for issuance under the Stock Purchase Plan. As of January 2002, an additional 214,520 shares of common stock were reserved for issuance under the Stock Purchase Plan, bringing the total number of reserved shares up to 777,915 as of March 31, 2002. Except for any employees (a) who, after giving effect to the grant under the Stock Purchase Plan, would own shares and options equal to 5% or more of the total voting power of Dice's outstanding common stock, (b) whose rights under all of Dice's stock purchase plans accrue at a rate exceeding $25,000 per year, (c) whose customary employment is 20 or fewer hours per week or five or fewer months per year or (d) who are subject to laws of a foreign jurisdiction that prohibit or make impracticable such employee's participation in the Stock Purchase Plan, all employees of Dice are eligible to participate in the Stock Purchase Plan.

   Offer periods under the Stock Purchase Plan ("Offer Periods") are generally overlapping periods of 24 months. The initial Offer Period commenced on the closing date of the Company's Initial Public Offering. Additional Offer Periods commence each February 1 and August 1. Purchase periods under the Stock Purchase Plan ("Purchase Periods") are generally six-month periods. The initial Purchase Period commenced on the closing date of the Company's Initial Public Offering. Additional Purchase Periods commence each August 1 and February 1. Exercise dates under the Stock Purchase Plan ("Exercise Dates") are the last day of each Purchase Period. An Offer Period may be shortened in the event of a merger of Dice with or into another corporation, the sale of all or substantially all of the assets of Dice, or certain other transactions.

   On the first day of each Offer Period, a participating employee is granted a purchase right that is a form of option to be automatically exercised on the forthcoming Exercise Dates within the Offer Period. During the Offer Period deductions are made from the pay of participants (in accordance with their authorizations) and credited to their accounts under the Stock Purchase Plan. When the purchase right is exercised, the participant's withheld salary is used to purchase shares of common stock of Dice. The price per share at which shares are to be purchased under the Stock Purchase Plan during any Purchase Period is the lesser of an amount equal to eighty five percent (85%) of the fair market value of the common stock (as defined in the Stock Purchase Plan) on (a) the date of the grant of the option (the commencement of the Offer Period) or (b) the Exercise Date (the last day of a Purchase Period). The participant's purchase right is exercised in this manner on both Exercise Dates arising in the Offer Period unless, on the first day of any Purchase Period, the fair market value of the common stock is lower than the fair market value of the Common Stock on the first day of the Offer Period. If so, the participant's participation in the original Offer Period is terminated, and the participant is automatically enrolled in the new Offer Period effective the same date.

   Payroll deductions may range from 1% to 15% (in whole percentage increments) of a participant's regular base pay plus commissions, exclusive of overtime, bonuses or shift-premiums, but not more than $21,250 per year. Participants may not make additional payments to their accounts. The maximum number of shares of common stock that any employee may purchase under the Stock Purchase Plan during a Purchase Period is determined by dividing 15% of the employee's regular base pay by the applicable purchase price. In no event may an employee purchase more than 5,000 shares in any Purchase Period. Certain additional limitations on the amount of common stock that may be purchased during any calendar year are imposed by the Code.

   The Stock Purchase Plan is administered by the Board of Directors, which has the authority to terminate or amend the Stock Purchase Plan (subject to specified restrictions) and otherwise to administer the Stock Purchase Plan and to resolve all questions relating to the administration of the Stock Purchase Plan.

                                PROPOSAL THREE

PROPOSAL FOR APPROVAL OF THE ONE-TIME GRANT OF 350,000 OPTIONS TO MR. MELLAND.

   The Company believes that the service of key executives and personnel is critical to the Company's long-term future. The Company competes intensely for qualified personnel and is committed to providing competitive compensation packages to retain and reward its executive officers for their performance and to motivate those officers to enhance stockholder value. The Company believes that, in particular, the retention of the services of its Chief Executive Officer, Scot Melland, is important to the future of the Company and, to do so, that the Company must assure that Mr. Melland's compensation package remains competitive. As a result, on December 7, 2001, the Compensation Committee approved, subject to stockholder approval, a one-time grant to Mr. Melland of additional stock options to purchase 350,000 shares of the Company's common stock at $0.97 per share, the closing price of the Company's common stock on the day immediately preceding the date of grant. The options vest over a period of four years, with twenty-five percent (25%) vesting upon the first anniversary of the grant and six and one-quarter percent (6 1/4%) vesting quarterly thereafter, and are exercisable until the tenth anniversary of the date of grant. On March 31, 2002, the last reported sales price of the Company's common stock on the Nasdaq National Market System was $2.50 per share.

   The affirmative vote of a majority of the shares of common stock represented and voted at the annual meeting is required for approval of Proposal Three.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ONE-TIME GRANT OF 350,000 OPTIONS TO MR. MELLAND.

   The persons designated in the enclosed proxy will vote your shares FOR adoption of this proposal unless instructions to the contrary are indicated in accordance with the terms of the proxy card.

   In arriving at the number of options to be granted to Mr. Melland, the Compensation Committee considered his performance in achieving certain internal operational goals since his appointment, including for example expansion of the Company's sales and marketing initiatives and successful consolidation of the Company's operating facilities. The Company believes that the one-time grant to Mr. Melland was appropriate in light of the need to retain Mr. Melland's services during this challenging economic period.

   The one-time grant of stock options to Mr. Melland will not result in taxable income to Mr. Melland or an income tax deduction for the Company at the time of grant. However, the issuance of shares of the Company's common stock to Mr. Melland upon exercise of his options will result in immediate recognition of ordinary income by Mr. Melland and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of the Company's common stock purchased, on the date of such exercise, exceeds the aggregate option price. Any appreciation or depreciation in the fair market value of such shares after the date of such exercise will generally result in a capital gain or loss to Mr. Melland at the time he disposes of such shares.

   Upon approval of the December option grant, the Company may incur a non-cash stock compensation charge that will be recognized over the four year vesting term of the options through December 2005. The charge will be calculated as the difference between the exercise price at the time of the grant of $0.97 and the closing price of Dice common stock on the date the grant is approved, multiplied by the number of options granted. These options related to the December Grant are not considered granted until they are approved by the stockholders and are, therefore, not included in the options outstanding as of December 31, 2001.

   The December option grant was not made under the Company's 1998 Stock Incentive Plan (the "Plan"), which limits the number of options that can be granted under it in any fiscal year to any employee to options for 600,000 shares of common stock. As a part of Mr. Melland's employment agreement with the Company, Mr. Melland was granted in April 2001 under the Plan options to purchase 600,000 shares of common stock, as well as additional options to purchase 97,391 shares of common stock outside of the Plan, in each case at an exercise price of $2.43 per share, the closing price of the Company's common stock on the day immediately preceding the date of grant. Because the December grant was made outside of the Plan (and not as part of Mr. Melland's initial employment arrangement), the grant was made subject to obtaining stockholder approval of the grant.

                                 PROPOSAL FOUR

                       SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has recommended that the stockholders ratify the appointment of Ernst & Young LLP ("E&Y") to serve as independent auditors for Dice for the fiscal year ending December 31, 2002, or until a successor is appointed.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

   The persons designated in the enclosed proxy will vote your shares FOR adoption of this proposal unless instructions to the contrary are indicated in accordance with the terms of the proxy card.

   E&Y served as independent auditors for Dice for the fiscal year ended 2001. Representatives of E&Y are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer questions.

   E&Y was hired on April 18, 2001, to replace PricewaterhouseCoopers LLP ("PWC"), the Company's independent auditors who were dismissed as independent auditors effective April 18, 2001. The appointment of E&Y was recommended by the Company's Audit Committee, approved by the Board of Directors and ratified by stockholders. It is not expected that a representative of PWC will be present at the Annual Meeting to make a statement or respond to questions.

   The report of PWC on the financial statements of the Company as of December 31, 2000 and 1999, and for the fiscal years ended December 31, 2000 and December 31, 1999, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding PWC's resignation, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, nor were there any "reportable events" (as such term is defined in Regulation S-K of the Securities Act).

Audit Fees

   The aggregate fees billed by E&Y for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $135,000.

Financial Information Systems Design and Implementation Fees

   E&Y rendered no professional services to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

   The aggregate fees billed by E&Y for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2001 were $92,000. These fees were principally for transaction advisory services and tax-related issues. The Audit Committee has considered whether the provision of these services is compatible with maintaining E&Y's independence.

                                OTHER BUSINESS

   The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                          ANNUAL REPORT ON FORM 10-K

   COPIES OF DICE'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, DICE INC., 3 PARK AVENUE, NEW YORK, NEW YORK 10016.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

   In order for stockholder proposals that are submitted pursuant to Rule 14a-8 of the Exchange Act to be considered by Dice for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 2003, they must be received by the Secretary of Dice by December 31, 2002.

   For proposals that stockholders intend to present at the Annual Meeting of Stockholders to be held in 2003 outside the processes of Rule 14a-8 of the Exchange Act, unless the stockholder notifies the Secretary of Dice of such intent by March 15, 2003, any proxy that management solicits for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on any such proposal properly presented at such Annual Meeting.

   All such communications to the Secretary of Dice must be in writing and must be received by Dice at its principal executive offices, 3 Park Avenue, New York, New York 10016 by the applicable date.

                                          By Order of the Board of Directors

                                          /s/ Scot W. Melland
                                          Scot W. Melland
                                          President and Chief Executive Officer
New York, New York
April 26, 2002

                                                                APPENDIX A
                                                        Audit Committee Charter

                    CHARTER FOR THE AUDIT COMMITTEE OF THE
                        BOARD OF DIRECTORS OF DICE INC.

Organization

   This charter governs the operations of the Audit Committee of the Board of Directors (the "Committee") of Dice Inc. (the "Company"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate at the time of appointment, or shall become financially literate within one year after appointment to the Committee, and at least one member shall have accounting or related financial management expertise. For purposes of this paragraph, the terms "independence" and "financially literate" shall be interpreted as the National Association of Securities Dealers (NASD) defines those terms.

Statement of Policy

   The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, management of the Company and any employee. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Meetings

   The Committee will have a standing meeting quarterly and at such other times as it deems appropriate. A majority of the members of the Committee must be present for the valid transaction of business. The meetings will be with representatives of the independent auditors, General Counsel, Chief Financial Officer and other members of the financial management team and with other members of management at the request of the Committee. Written minutes of Committee meetings shall be maintained.

Responsibilities and Processes

   The primary responsibility for financial and other reporting, internal controls and compliance with laws, regulations and ethics within the Company rests with executive management. The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board on a regular basis. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior and provide direction in establishing Company policies in accordance therewith.

   The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to stockholders' approval.

  . The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

  . The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The Committee shall discuss significant matters impacting the Company's interim financial statements with management and the independent auditors. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

  . The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

  . The Committee will include a report of certain of its activities in the Company's annual proxy statement, beginning with the proxy relating to the year ended December 31, 2000. The report will state whether the Committee has reviewed the Company's annual audited financial statements with management; discussed with the independent auditors those matters required to be communicated under generally accepted auditing standards; discussed with the independent auditors their independence and received from them the written communication required by the Independence Standards Board; and, based upon the above reviews and discussions, recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Form 10-K. A sample of such report to be included in the Company's annual proxy statement is attached.

  . The Committee will review with the General Counsel significant litigation and other regulatory compliance issues, and evaluate counsel and management's assessment of potential financial impact, if any, and allegations of impropriety pursuant to the Committee's procedures concerning internal investigations.

  . The Committee will review annually the Company's conflict of interest policy and recommend to the Board of Directors changes that the Committee may deem appropriate.

                                    DICE INC.
                                  3 PARK AVENUE
                            NEW YORK, NEW YORK 10016

                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 14, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

 The undersigned hereby appoints Michael P. Durney, Constance Melrose and David Jonassen each with full power of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Dice Inc. ("Dice") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of Dice, to be held at The Kitano New York, 66 Park Avenue, New York, New York in the Murray Hill Room on the 18th Floor on June 14, 2002, at 10:00 A.M., local time, and at any and all adjournments thereof, in the following manner.

 THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR APPROVAL OF PROPOSALS 2, 3 and 4. THIS SIGNED PROXY CONFERS AUTHORITY FOR THE PERSONS NAMED HEREIN, OR ANY ONE OF THEM, TO VOTE IN HIS OR HER DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                       (To be signed on the reverse side)

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                    DICE INC.

                                  June 14, 2001


                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A |X|    Please mark your votes
         as in this example

                                    The Board of Directors recommends a vote FOR the following proposals, and this proxy will be voted FOR the following proposals unless otherwise indicated.

                    For       Withheld                                                                For     AGAINST    ABSTAIN
1.     To elect     [ ]         [ ]       Peter A. Derow      2.   To approve amendment to Dice's     [ ]       [ ]      [ ]
       the                                                         1998 Employee Stock Purchase
       director     [ ]         [ ]       Scot W. Melland          Plan to increase the number of
       nominees                                                    shares of common stock
       listed                                                      reserved for issuance
       at right                                                    thereunder by 500,000 shares
                                                                   from 777,915 shares to
                                                                   1,277,915 shares

                                                              3.   To approve a one-time grant of     [ ]       [ ]      [ ]
                                                                   an additional 350,000 stock
                                                                   options to Mr. Scot W. Melland,
                                                                   Dice's Chie Executive Officer

                                                              4.   To ratify the appointment of Ernst [ ]       [ ]      [ ]
                                                                   & Young LLP as independent
                                                                   auditors for Dice for the fiscal
                                                                   year ending December 31, 2002

                                                                   The undersigned acknowledges receipt from Dice prior to the execution of this proxy of a Notice of Annual Meeting of
                                                                   Stockholders, a Proxy Statement dated April 26, 2002 and the
                                                                   2001 Annual Report.

                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                                                                          [ ]

-------------------------  ------------------------  -------------------------  ------------------------             Dated __/__/02
Print Name of Stockholder  Signature of Stockholder  Print Name of Stockholder  Signature of Stockholder

NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.